Report of Independent
Registered Public Accounting
Firm

To the Shareholders and Board
of Trustees of
Federated GNMA Trust:
In planning and performing
our audit of the financial
statements of Federated GNMA
Trust (the
"Fund") as of and for the
year ended January 31, 2010,
in accordance with the standards
of the
Public Company Accounting
Oversight Board (United States),
we considered the Fund's internal
control over financial reporting,
including controls over
safeguarding securities, as a basis
for
designing our auditing procedures
for the purpose of expressing our
opinion on the financial
statements and to comply with the
requirements of Form N-SAR,
but not for the purpose of
expressing an opinion on the
effectiveness of the Fund's
internal control over financial
reporting.
Accordingly, we express no such
opinion.
The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A
company's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability
of financial reporting and the
preparation of financial
statements for external purposes
in accordance with generally accepted
accounting principles. A
company's internal control over
financial reporting includes those
policies and procedures that (1)
pertain to the maintenance of records
that, in reasonable detail, accurately
and fairly reflect the
transactions and dispositions of the
assets of the company; (2) provide
reasonable assurance that
transactions are recorded as necessary
to permit preparation of financial
statements in accordance
with generally accepted accounting
principles, and that receipts and
expenditures of the company
are being made only in accordance
with authorizations of management
and trustees of the
company; and (3) provide reasonable
assurance regarding prevention or
timely detection of
unauthorized acquisition, use or
disposition of a company's assets
that could have a material
effect on the financial statements.
Because of its inherent limitations,
internal control over financial
reporting may not prevent or
detect misstatements. Also,
projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls
may become inadequate because of
changes in conditions, or that
the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control
over financial reporting exists
when the design or operation of a
control does not allow management
or employees, in the normal
course of performing their
assigned functions, to prevent
or detect misstatements on a timely
basis. A material weakness is a
deficiency, or a combination of
deficiencies, in internal control
over financial reporting, such that
there is a reasonable possibility
that a material misstatement of
the company's annual or interim
financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control that might be
material weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States). However,
we noted no deficiencies in the
Fund's internal control over
financial reporting and its
operation, including controls over
safeguarding securities that
we consider to be a material
weakness as defined above as of January
31, 2010.
This report is intended solely
for the information and use of
management and the Board of
Trustees of the Fund and the
Securities and Exchange
Commission and is not intended
to be and
should not be used by anyone
other than these specified parties.



 Ernst & Young LLP

Boston, Massachusetts
March 26, 2010